FOR IMMEDIATE RELEASE

CAMPBELL REPORTS SECOND-QUARTER FISCAL 2022 RESULTS

•Earnings Per Share (EPS) from Continuing Operations were $0.70. Adjusted EPS decreased $0.13, or 16%, to $0.69 due to industry-wide inflation and supply constraints.
•Net Sales decreased 3%; Organic Net Sales decreased 2%. Compared to the second quarter of fiscal 2020, net sales increased 2% and organic net sales increased 3%. Demand remained strong with consumption up 1% compared to prior year and up 9% on a two-year basis.
•Year-over-year second half financial performance expected to improve as recent pricing actions will be fully reflected in market while supply and labor conditions improve.
•Full-year guidance reaffirmed.

CAMDEN, N.J., Mar. 9, 2022—Campbell Soup Company (NYSE:CPB) today reported results for its second-quarter fiscal 2022.

Continuing Operations	Three Months Ended			Six Months Ended
($ in millions, except per share)	Jan. 30, 2022	Jan. 31, 2021	% Change	Jan. 30, 2022	Jan. 31, 2021	% Change
Net Sales
As Reported (GAAP)	$2,209	$2,279	(3)%	$4,445	$4,619	(4)%
Organic			(2)%			(3)%
Earnings Before Interest and Taxes (EBIT)
As Reported (GAAP)	$323	$401	(19)%	$699	$862	(19)%
Adjusted	$318	$382	(17)%	$707	$839	(16)%
Diluted Earnings Per Share
As Reported (GAAP)	$0.70	$0.80	(13)%	$1.56	$1.82	(14)%
Adjusted	$0.69	$0.82	(16)%	$1.58	$1.82	(13)%

Note: A detailed reconciliation of the reported (GAAP) financial information to the adjusted financial information is included at the end of this news release. Prior-year results are adjusted to reflect the exclusion of unrealized mark-to-market gains and losses on outstanding undesignated commodity hedges.

CEO Comments
Commenting on the quarter, Mark Clouse, Campbell’s President and CEO, said, "As expected, our second quarter was challenging as we lapped a difficult comparison and navigated labor and supply constraints, made even tougher by the Omicron surge. However, heading into the second half of the fiscal year, we are seeing labor availability and service levels improve, better mitigation of inflation with pricing, and strong levels of demand all underpinning our confidence in our delivery of full-year guidance.”

Items Impacting Comparability for Continuing Operations

The table below presents a summary of items impacting comparability in each period. A detailed reconciliation of the reported (GAAP) financial information to the adjusted information is included at the end of this news release.

	Diluted Earnings Per Share
	Three Months Ended		Six Months Ended
	Jan. 30, 2022	Jan. 31, 2021	Jan. 30, 2022	Jan. 31, 2021
As Reported (GAAP)	$0.70	$0.80	$1.56	$1.82

Restructuring charges, implementation costs and other related costs associated with cost savings initiatives	$0.01	$0.05	$0.02	$0.07

Pension and postretirement adjustments	$(0.03)	$(0.08)	$(0.01)	$(0.09)

Commodity mark-to-market adjustments	$—	$(0.03)	$0.01	$(0.04)

Deferred tax charge	$—	$0.06	$—	$0.06

Adjusted*	$0.69	$0.82	$1.58	$1.82
*Numbers may not add due to rounding.

Second-Quarter Results from Continuing Operations
Net sales in the quarter decreased 3% versus the prior year to $2.21 billion. Organic net sales, which exclude the impact from the sale of the Plum baby food and snacks business, decreased 2%. Pricing and sales allowances and lower promotional spending had a favorable 5% and 1% impact on net sales, respectively. This was more than offset by an 8% decrease in volume and mix as the company continued to navigate industry-wide labor and supply challenges.

As anticipated, gross margin decreased to 30.3% from 34.4% last year. Excluding items impacting comparability, adjusted gross margin decreased 340 basis points to 30.4% as higher cost inflation and other supply chain costs, and unfavorable volume/mix largely due to reduced operating leverage were partially offset by the benefit of pricing actions, supply chain productivity improvements, lower levels of promotional spending and cost savings initiatives.

Marketing and selling expenses decreased 15% to $197 million driven by lower advertising and consumer promotion expense (A&C). Total A&C was reduced by 27% as investment was moderated to reflect supply pressure and is expected to normalize as supply strengthens throughout the year.

Administrative expenses decreased 7% to $147 million. Excluding items impacting comparability, adjusted administrative expenses decreased by $8 million, or 5%, to $144 million due to benefits from cost savings initiatives and lower benefit-related costs.

Other income was $19 million compared to $45 million in the prior year. Excluding items impacting comparability, adjusted other income was $9 million compared to $15 million in the prior year.

As reported EBIT decreased to $323 million from $401 million in the prior year. Excluding items impacting comparability, adjusted EBIT decreased 17% compared to the prior year to $318 million primarily due to sales volume declines and lower adjusted gross margin performance, partially offset by lower marketing and selling expenses.

Net interest expense was $46 million compared to $54 million in the prior year reflecting lower levels of debt in the current year. The tax rate was 23.5% compared to 29.4% in the prior year. Excluding items impacting comparability, the adjusted tax rate decreased 60 basis points to 23.5% from 24.1%.

As reported EPS from continuing operations were $0.70 per share compared to $0.80 per share in the prior year. Excluding items impacting comparability, adjusted EPS from continuing operations decreased $0.13, or 16%, compared to the prior year to $0.69 primarily reflecting the decrease in adjusted EBIT, partially offset by lower interest expense, a lower adjusted tax rate and the benefit of lower weighted average diluted shares outstanding.

First-Half Results from Continuing Operations
Net sales decreased 4% to $4.45 billion. Organic net sales, which exclude the impact from the sale of the Plum baby food and snacks business, decreased 3% driven by volume declines primarily due to supply constraints, partly offset by favorable price and sales allowances.

As reported EBIT decreased 19% compared to the prior year to $699 million. Excluding items impacting comparability, adjusted EBIT decreased 16% compared to the prior year to $707 million, reflecting sales volume declines, lower adjusted gross margin performance and lower adjusted other income, partially offset by lower marketing and selling expenses.

Net interest expense was $93 million compared to $109 million in the prior year reflecting lower levels of debt. The tax rate was 21.9% compared to 26.4% in the prior year. Excluding items impacting comparability, the adjusted tax rate was 22.0% compared to 24.0% in the prior year, primarily due to the favorable resolution of several tax matters in the first quarter of this fiscal year.

The company reported EPS from continuing operations of $1.56 per share compared to $1.82 per share in the prior year. Excluding items impacting comparability, adjusted EPS from continuing operations decreased 13% compared to the prior year to $1.58 per share.

Cash flows from operations increased from $611 million in the prior year to $766 million primarily due to changes in working capital, primarily accounts payable and accounts receivable, partially offset by lower cash earnings. Capital investments were $129 million compared to $132 million in the prior year. In line with the company’s commitment to return value to shareholders, the company paid $228 million of cash dividends. During the first half, the company repurchased approximately 1.5 million shares of its common stock at an aggregate cost of $65 million. At the end of the second quarter, the company had approximately $475 million remaining under the current $500 million strategic share repurchase program. The company also has a $250 million anti-dilutive share repurchase program of which approximately $174 million was remaining.

Cost Savings Program from Continuing Operations
In the second quarter, Campbell achieved $15 million of savings under its multi-year cost savings program, inclusive of Snyder’s-Lance synergies, bringing total program-to-date savings to approximately $835 million. Campbell remains on track to deliver savings of $1 billion by the end of fiscal 2025.

Full-Year Fiscal 2022 Guidance
Campbell continues to expect full-year fiscal 2022 net sales, adjusted EBIT and adjusted EPS performance to be consistent with its guidance provided on December 8, 2021.

The company's full-year guidance reflects expected continued strong demand for the balance of the year with steady supply recovery and improved service levels particularly in the fourth quarter as labor recovers. However, core inflation is now expected to be low double-digits for the full year. Wave two pricing will be fully reflected in the third quarter and the company expects to continue managing inflationary headwinds through pricing, supply chain productivity improvements and cost savings initiatives. The company expects these actions, an improved labor outlook, and easier prior-year comparisons to result in margin progress and earnings recovery in the second half.

The full-year fiscal 2022 guidance is set forth in the table below:

Continuing Operations	FY2021 Results		FY2022 Guidance
($ in millions, except per share)
Net Sales	$8,476		(2)% to 0%
Organic Net Sales			(1)% to +1%

Adjusted EBIT	$1,356	*	(4.5)% to (1.5)%

Adjusted EPS	$2.86	*	(4)% to 0%
			$2.75 to $2.85

* Adjusted - refer to the detailed reconciliation of the reported (GAAP) financial information to the adjusted financial information at the end of this news release.
Note: A non-GAAP reconciliation is not provided for fiscal 2022 guidance as the company is unable to reasonably estimate the full-year financial impact of items such as actuarial gains or losses on pension and postretirement plans because these impacts are dependent on future changes in market conditions. The inability to predict the amount and timing of these future items makes a detailed reconciliation of these forward-looking financial measures impracticable.

The sale of the Plum baby food and snacks business, which was divested on May 3, 2021, is estimated to have an impact of 1 percentage point on net sales in fiscal 2022.

Segment Operating Review
An analysis of net sales and operating earnings by reportable segment follows:

	Three Months Ended Jan. 30, 2022
	($ in millions)
	Meals & Beverages*	Snacks	Total
Net Sales, as Reported	$1,275	$934	$2,209

Volume and Mix	(6)%	(12)%	(8)%
Price and Sales Allowances	5%	5%	5%
Promotional Spending	(1)%	4%	1%
Organic Net Sales	(2)%	(3)%	(2)%
Divestiture	(2)%	—%	(1)%
% Change vs. Prior Year	(3)%	(3)%	(3)%

Segment Operating Earnings	$213	$121
% Change vs. Prior Year	(19)%	(14)%

*Numbers do not add due to rounding.
Note: A detailed reconciliation of the reported (GAAP) net sales to organic net sales is included at the end of this news release.

	Six Months Ended Jan. 30, 2022
	($ in millions)
	Meals & Beverages*	Snacks	Total*
Net Sales, as Reported	$2,541	$1,904	$4,445

Volume and Mix	(7)%	(8)%	(7)%
Price and Sales Allowances	5%	5%	5%
Promotional Spending	(2)%	1%	—%
Organic Net Sales	(4)%	(2)%	(3)%
Divestiture	(2)%	—%	(1)%
% Change vs. Prior Year	(5)%	(2)%	(4)%

Segment Operating Earnings	$493	$249
% Change vs. Prior Year	(18)%	(9)%

*Numbers do not add due to rounding.
Note: A detailed reconciliation of the reported (GAAP) net sales to organic net sales is included at the end of this news release.

Meals & Beverages
Net sales in the quarter decreased 3%. Organic net sales, which exclude the impact from the sale of the Plum baby food and snacks business, declined 2% driven by declines in U.S. retail, including U.S. soup and Campbell's pasta, as well as in Canada, partially offset by gains in foodservice. Volume declined due to supply constraints driven by labor and materials availability. Price and sales allowances were favorable in the quarter, partially offset by increased promotional spending relative to moderated levels in the prior-year quarter. Sales of U.S. soup decreased 1%, cycling a 10% increase in the prior-year quarter, due to declines in condensed soups, partly offset by gains in ready-to-serve soups and broth.

Segment operating earnings in the quarter decreased 19%. The decrease was primarily due to sales volume declines and lower gross margin performance, partially offset by lower marketing and selling expenses. Gross margin performance was impacted by higher cost inflation and other supply chain costs, unfavorable volume/mix, which was largely due to reduced operating leverage, as well as higher levels of promotional spending, partially offset by the benefit of pricing actions and supply chain productivity improvements.

Snacks
Net sales in the quarter, both reported and organic, decreased 3% while sales of power brands were up 1%. Segment sales decreased due to declines in non-core businesses and in certain salty snacks, primarily Late July snacks, partially offset by gains in Goldfish crackers. Overall favorable price and sales allowances and lower promotional spending were more than offset by volume declines driven by significant supply constraints due to labor.

Segment operating earnings in the quarter decreased 14% driven by sales volume declines and increased administrative expenses, partially offset by lower marketing and selling expenses. Increased pricing and lower promotional spending combined with the results of supply chain productivity improvements and cost savings initiatives largely offset cost inflation, higher other supply chain costs and unfavorable volume/mix, which was largely due to reduced operating leverage.

Corporate
Corporate expense was $11 million in the second quarter of fiscal 2022 compared to income of $17 million in the prior year. Corporate expense in the second quarter of fiscal 2022 included pension actuarial gains of $10 million and costs of $5 million related to cost savings initiatives. Corporate income in the second quarter of fiscal 2021 included pension actuarial gains of $30 million, unrealized mark-to-market gains on outstanding undesignated commodity hedges of $11 million, and costs related to cost savings initiatives of $4 million.

Conference Call and Webcast
Campbell will host a conference call to discuss these results today at 8:00 a.m. Eastern Time. Participants calling from the U.S. may dial in using the toll-free phone number 833-968-2192. Participants calling from outside the U.S. may dial in using phone number +1 236-714-2136. The conference access code is 6869924. In addition to dial-in, access to a live audio webcast of the call with accompanying slides, as well as a replay of the call, will be available at investor.campbellsoupcompany.com/events-and-presentations. A recording of the call will also be available until 11:59 p.m. ET on March 23, 2022, at +1 416-621-4642 or 800-585-8367. The access code for the replay is 6869924.

Reportable Segments
Campbell Soup Company earnings results are reported as follows:

Meals & Beverages, which consists of our soup, simple meals and beverage products in retail and foodservice in U.S. and Canada. The segment includes the following products: Campbell’s condensed and ready-to-serve soups; Swanson broth and stocks; Pacific Foods broth, soups and non-dairy beverages; Prego pasta sauces; Pace Mexican sauces; Campbell’s gravies, pasta, beans and dinner sauces; Swanson canned poultry; V8 juices and beverages; and Campbell’s tomato juice. The segment also includes snacking products in foodservice and Canada. The segment included the Plum baby food and snacks business, which was sold on May 3, 2021.

Snacks, which consists of Pepperidge Farm cookies*, crackers, fresh bakery and frozen products, including Goldfish crackers*, Snyder’s of Hanover pretzels*, Lance sandwich crackers*, Cape Cod potato chips*, Kettle Brand potato chips*, Late July snacks*, Snack Factory pretzel crisps*, Pop Secret popcorn, Emerald nuts, and other snacking products in retail in the U.S. The segment also includes the retail business in Latin America. We refer to the * brands as our "power brands."

About Campbell Soup Company
For more than 150 years, Campbell (NYSE:CPB) has been connecting people through food they love. Generations of consumers have trusted Campbell to provide delicious and affordable food and beverages. Headquartered in Camden, N.J. since 1869, Campbell generated fiscal 2021 net sales of nearly $8.5 billion. Our portfolio includes iconic brands such as Campbell’s, Cape Cod, Goldfish, Kettle Brand, Lance, Late July, Milano, Pace, Pacific Foods, Pepperidge Farm, Prego, Snyder’s of Hanover, Swanson and V8. Campbell has a heritage of giving back and acting as a good steward of the environment. The company is a member of the Standard & Poor's 500 as well as the FTSE4Good and

Bloomberg Gender-Equality Indices. For more information, visit www.campbellsoupcompany.com or follow company news on Twitter via @CampbellSoupCo.

INVESTOR CONTACT:	MEDIA CONTACT:
Rebecca Gardy	James Regan
(856) 342-6081	(856) 219-6409
rebecca_gardy@campbells.com	James_Regan@campbells.com

Forward-Looking Statements

This release contains “forward-looking statements” that reflect the company’s current expectations about the impact of its future plans and performance on the company’s business or financial results. These forward-looking statements, including any statements made regarding sales, EBIT and EPS guidance, rely on a number of assumptions and estimates that could be inaccurate and which are subject to risks and uncertainties. The factors that could cause the company’s actual results to vary materially from those anticipated or expressed in any forward-looking statement include: (1) impacts of, and associated responses to, the COVID-19 pandemic on our business, suppliers, customers, consumers and employees; (2) the company’s ability to execute on and realize the expected benefits from its strategy, including growing sales in snacks and growing/maintaining its market share position in soup; (3) the impact of strong competitive responses to the company’s efforts to leverage its brand power with product innovation, promotional programs and new advertising; (4) the risks associated with trade and consumer acceptance of product improvements, shelving initiatives, new products and pricing and promotional strategies; (5) the ability to realize projected cost savings and benefits from cost savings initiatives and the integration of recent acquisitions; (6) disruptions in or inefficiencies to the company’s supply chain and/or operations, including the impacts of the COVID-19 pandemic; (7) the risks related to the availability of, and cost inflation in, supply chain inputs, including labor, raw materials, commodities, packaging and transportation; (8) the risks related to the effectiveness of the company's hedging activities and the company's ability to respond to volatility in commodity prices; (9) the company’s ability to manage changes to its organizational structure and/or business processes, including selling, distribution, manufacturing and information management systems or processes; (10) changes in consumer demand for the company’s products and favorable perception of the company’s brands; (11) changing inventory management practices by certain of the company’s key customers; (12) a changing customer landscape, with value and e-commerce retailers expanding their market presence, while certain of the company’s key customers maintain significance to the company’s business; (13) product quality and safety issues, including recalls and product liabilities; (14) the possible disruption to the independent contractor distribution models used by certain of the company’s businesses, including as a result of litigation or regulatory actions affecting their independent contractor classification; (15) the uncertainties of litigation and regulatory actions against the company; (16) the costs, disruption and diversion of management’s attention associated with activist investors; (17) a disruption, failure or security breach of the company’s or the company's vendors' information technology systems, including ransomware attacks; (18) impairment to goodwill or other intangible assets; (19) the company’s ability to protect its intellectual property rights; (20) increased liabilities and costs related to the company’s defined benefit pension plans;

(21) the company’s ability to attract and retain key talent; (22) goals and initiatives related to, and the impacts of, climate change, including weather-related events; (23) negative changes and volatility in financial and credit markets, deteriorating economic conditions and other external factors, including changes in laws and regulations; (24) unforeseen business disruptions or other impacts due to political instability, civil disobedience, terrorism, armed hostilities (including the recent outbreak of hostilities between Russia and Ukraine), extreme weather conditions, natural disasters, other pandemics or other calamities; and (25) other factors described in the company’s most recent Form 10-K and subsequent Securities and Exchange Commission filings. The company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

CAMPBELL SOUP COMPANY
CONSOLIDATED STATEMENTS OF EARNINGS (unaudited)
(millions, except per share amounts)

	Three Months Ended
	January 30, 2022	January 31, 2021
Net sales	$2,209	$2,279
Costs and expenses
Cost of products sold	1,540	1,496
Marketing and selling expenses	197	232
Administrative expenses	147	158
Research and development expenses	21	19
Other expenses / (income)	(19)	(45)
Restructuring charges	—	18
Total costs and expenses	1,886	1,878
Earnings before interest and taxes	323	401
Interest, net	46	54
Earnings before taxes	277	347
Taxes on earnings	65	102
Earnings from continuing operations	212	245
Earnings from discontinued operations	—	—
Net earnings	212	245
Net loss attributable to noncontrolling interests	—	—
Net earnings attributable to Campbell Soup Company	$212	$245
Per share - basic
Earnings from continuing operations attributable to Campbell Soup Company	$.70	$.81
Earnings from discontinued operations	—	—
Net earnings attributable to Campbell Soup Company	$.70	$.81
Weighted average shares outstanding - basic	302	303
Per share - assuming dilution
Earnings from continuing operations attributable to Campbell Soup Company	$.70	$.80
Earnings from discontinued operations	—	—
Net earnings attributable to Campbell Soup Company	$.70	$.80
Weighted average shares outstanding - assuming dilution	303	305

CAMPBELL SOUP COMPANY
CONSOLIDATED STATEMENTS OF EARNINGS (unaudited)
(millions, except per share amounts)

	Six Months Ended
	January 30, 2022	January 31, 2021
Net sales	$4,445	$4,619
Costs and expenses
Cost of products sold	3,054	3,023
Marketing and selling expenses	367	440
Administrative expenses	303	299
Research and development expenses	42	39
Other expenses / (income)	(20)	(63)
Restructuring charges	—	19
Total costs and expenses	3,746	3,757
Earnings before interest and taxes	699	862
Interest, net	93	109
Earnings before taxes	606	753
Taxes on earnings	133	199
Earnings from continuing operations	473	554
Earnings from discontinued operations	—	—
Net earnings	473	554
Net loss attributable to noncontrolling interests	—	—
Net earnings attributable to Campbell Soup Company	$473	$554
Per share - basic
Earnings from continuing operations attributable to Campbell Soup Company	$1.57	$1.83
Earnings from discontinued operations	—	—
Net earnings attributable to Campbell Soup Company	$1.57	$1.83
Weighted average shares outstanding - basic	302	303
Per share - assuming dilution
Earnings from continuing operations attributable to Campbell Soup Company	$1.56	$1.82
Earnings from discontinued operations	—	—
Net earnings attributable to Campbell Soup Company	$1.56	$1.82
Weighted average shares outstanding - assuming dilution	303	305

CAMPBELL SOUP COMPANY
CONSOLIDATED SUPPLEMENTAL SCHEDULE OF SALES AND EARNINGS (unaudited)
(millions, except per share amounts)

	Three Months Ended
	January 30, 2022	January 31, 2021	Percent Change
Sales
Contributions:
Meals & Beverages	$1,275	$1,318	(3)%
Snacks	934	961	(3)%
Total sales	$2,209	$2,279	(3)%
Earnings
Contributions:
Meals & Beverages	$213	$262	(19)%
Snacks	121	140	(14)%
Total operating earnings	334	402	(17)%
Corporate income (expense)	(11)	17
Restructuring charges	—	(18)
Earnings before interest and taxes	323	401	(19)%
Interest, net	46	54
Taxes on earnings	65	102
Earnings from continuing operations	212	245	(13)%
Earnings from discontinued operations	—	—
Net earnings	212	245	(13)%
Net loss attributable to noncontrolling interests	—	—
Net earnings attributable to Campbell Soup Company	$212	$245	(13)%
Per share - assuming dilution
Earnings from continuing operations attributable to Campbell Soup Company	$.70	$.80	(13)%
Earnings from discontinued operations	—	—
Net earnings attributable to Campbell Soup Company	$.70	$.80	(13)%
Beginning in fiscal 2022, the foodservice and Canadian business formerly included in the Snacks segment is now managed as part of the Meals & Beverages segment. Segment results have been adjusted retrospectively to reflect this change.

CAMPBELL SOUP COMPANY
CONSOLIDATED SUPPLEMENTAL SCHEDULE OF SALES AND EARNINGS (unaudited)
(millions, except per share amounts)

	Six Months Ended
	January 30, 2022	January 31, 2021	Percent Change
Sales
Contributions:
Meals & Beverages	$2,541	$2,681	(5)%
Snacks	1,904	1,938	(2)%
Total sales	$4,445	$4,619	(4)%
Earnings
Contributions:
Meals & Beverages	$493	$599	(18)%
Snacks	249	275	(9)%
Total operating earnings	742	874	(15)%
Corporate income (expense)	(43)	7
Restructuring charges	—	(19)
Earnings before interest and taxes	699	862	(19)%
Interest, net	93	109
Taxes on earnings	133	199
Earnings from continuing operations	473	554	(15)%
Earnings from discontinued operations	—	—
Net earnings	473	554	(15)%
Net loss attributable to noncontrolling interests	—	—
Net earnings attributable to Campbell Soup Company	$473	$554	(15)%
Per share - assuming dilution
Earnings from continuing operations attributable to Campbell Soup Company	$1.56	$1.82	(14)%
Earnings from discontinued operations	—	—
Net earnings attributable to Campbell Soup Company	$1.56	$1.82	(14)%
Beginning in fiscal 2022, the foodservice and Canadian business formerly included in the Snacks segment is now managed as part of the Meals & Beverages segment. Segment results have been adjusted retrospectively to reflect this change.

CAMPBELL SOUP COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(millions)

	January 30, 2022	January 31, 2021
Current assets	$1,980	$2,535
Plant assets, net	2,330	2,329
Intangible assets, net	7,197	7,320
Other assets	484	314
Total assets	$11,991	$12,498
Current liabilities	$2,322	$2,801
Long-term debt	4,565	4,996
Other liabilities	1,752	1,776
Total equity	3,352	2,925
Total liabilities and equity	$11,991	$12,498
Total debt	$5,029	$6,021
Total cash and cash equivalents	$357	$946

CAMPBELL SOUP COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(millions)

	Six Months Ended
	January 30, 2022	January 31, 2021
Cash flows from operating activities:
Net earnings	$473	$554
Adjustments to reconcile net earnings to operating cash flow
Restructuring charges	—	19
Stock-based compensation	31	34
Pension and postretirement benefit income	(35)	(66)
Depreciation and amortization	166	154
Deferred income taxes	31	69
Other	40	47
Changes in working capital
Accounts receivable	(17)	(124)
Inventories	22	57
Prepaid assets	(5)	(3)
Accounts payable and accrued liabilities	78	(108)
Other	(18)	(22)
Net cash provided by operating activities	766	611
Cash flows from investing activities:
Purchases of plant assets	(129)	(132)
Purchases of route businesses	—	(1)
Sales of route businesses	2	6
Other	2	7
Net cash used in investing activities	(125)	(120)
Cash flows from financing activities:
Short-term borrowings, including commercial paper	444	—
Short-term repayments, including commercial paper	(486)	(176)
Dividends paid	(228)	(215)
Treasury stock purchases	(65)	—
Treasury stock issuances	1	—
Payments related to tax withholding for stock-based compensation	(18)	(14)
Net cash used in financing activities	(352)	(405)
Effect of exchange rate changes on cash	(1)	1
Net change in cash and cash equivalents	288	87
Cash and cash equivalents — beginning of period	69	859
Cash and cash equivalents — end of period	$357	$946

Reconciliation of GAAP to Non-GAAP Financial Measures
Second Quarter Ended January 30, 2022
Campbell Soup Company (the "company") uses certain non-GAAP financial measures as defined by the Securities and Exchange Commission in certain communications. These non-GAAP financial measures are measures of performance not defined by accounting principles generally accepted in the United States and should be considered in addition to, not in lieu of, GAAP reported measures. Management believes that also presenting certain non-GAAP financial measures provides additional information to facilitate comparison of the company's historical operating results and trends in its underlying operating results, and provides transparency on how the company evaluates its business. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating the company's performance. Management considers quantitative and qualitative factors in assessing whether to adjust for the impact of items that may be significant or that could affect an understanding of the company’s performance and trends in its underlying operating results. The adjustments on earnings may include but are not limited to items such as: unusual or non-recurring gains or charges; restructuring charges and related costs; actuarial gains or losses on pension and postretirement plans; gains or losses on the extinguishment of debt; gains or losses on divestitures; or impairment charges. Depending upon facts or circumstances, management may change these adjustments. When these adjustments change, the company will provide updated definitions of its non-GAAP financial measures. When items no longer impact the company’s current or future presentation of non-GAAP operating results, the company will remove these items from its non-GAAP definitions.

Beginning in fiscal 2022, the company added to the non-GAAP definition of Adjusted Net earnings the exclusion of unrealized mark-to-market gains and losses on outstanding undesignated commodity hedges until such time that the related exposure impacts its operating results. Since these instruments are used to reduce the volatility of commodity price fluctuations in future periods, this adjustment was made to remove the volatility in current results to facilitate the comparison of the company's historical operating results and trends in its underlying operating results. Prior periods presented have been adjusted retrospectively to reflect this change.
Organic Net Sales
Organic net sales are net sales excluding the impact of currency, acquisitions and divestitures. Management believes that excluding these items, which are not part of the ongoing business, improves the comparability of year-to-year results. A reconciliation of net sales as reported to organic net sales follows.

Three Months Ended
	January 30, 2022			January 31, 2021			% Change
(millions)	Net Sales, as Reported	Impact of Currency	Organic Net Sales	Net Sales, as Reported	Impact of Divestiture	Organic Net Sales	Net Sales, as Reported	Organic Net Sales
Meals & Beverages	$1,275	$(2)	$1,273	$1,318	$(23)	$1,295	(3)%	(2)%
Snacks	934	—	934	961	—	961	(3)%	(3)%
Total Net Sales	$2,209	$(2)	$2,207	$2,279	$(23)	$2,256	(3)%	(2)%

Six Months Ended
	January 30, 2022			January 31, 2021			% Change
(millions)	Net Sales, as Reported	Impact of Currency	Organic Net Sales	Net Sales, as Reported	Impact of Divestiture	Organic Net Sales	Net Sales, as Reported	Organic Net Sales
Meals & Beverages	$2,541	$(8)	$2,533	$2,681	$(46)	$2,635	(5)%	(4)%
Snacks	1,904	—	1,904	1,938	—	1,938	(2)%	(2)%
Total Net Sales	$4,445	$(8)	$4,437	$4,619	$(46)	$4,573	(4)%	(3)%

Three Months Ended
	January 30, 2022			January 26, 2020			% Change
(millions)	Net Sales, as Reported	Impact of Currency	Organic Net Sales	Net Sales, as Reported	Impact of Divestiture	Organic Net Sales	Net Sales, as Reported	Organic Net Sales
Meals & Beverages	$1,275	$(4)	$1,271	$1,252	$(26)	$1,226	2%	4%
Snacks	934	1	935	910	—	910	3%	3%
Total Net Sales	$2,209	$(3)	$2,206	$2,162	$(26)	$2,136	2%	3%

Items Impacting Earnings
Adjusted Net earnings are net earnings excluding the impact of restructuring charges and related costs, actuarial gains or losses on pension and postretirement plans, unrealized mark-to-market gains or losses on outstanding undesignated commodity hedges, a deferred tax charge related to a legal entity reorganization, and gains or losses on divestitures. Management believes that financial information excluding certain items that are not considered to reflect the ongoing operating results, such as those listed below, improves the comparability of year-to-year results. Consequently, management believes that investors may be able to better understand its results excluding these items.

The following items impacted Earnings from continuing operations:
(1)The company has implemented several cost savings initiatives in recent years.
In the second quarter of fiscal 2022, the company recorded implementation costs and other related costs of $3 million in Administrative expenses and $2 million in Cost of products sold (aggregate impact of $4 million after tax, or $.01 per share) related to these initiatives. In the second quarter of fiscal 2021, the company recorded Restructuring charges of $18 million and implementation costs and other related costs of $6 million in Administrative expenses, and a reduction to Cost of products sold of $2 million (aggregate impact of $16 million after tax, or $.05 per share) related to these initiatives. In the six-month period of fiscal 2022, the company recorded implementation costs and other related costs of $5 million in Administrative expenses and $4 million in Cost of products sold (aggregate impact of $7 million after tax, or $.02 per share) related to these initiatives. In the six-month period of fiscal 2021, the company recorded Restructuring charges of $19 million and implementation costs and other related costs of $10 million in Administrative expenses, and a reduction to Cost of products sold of $1 million (aggregate impact of $21 million after tax, or $.07 per share) related to these initiatives. For the year ended August 1, 2021, the company recorded Restructuring charges of $21 million and implementation costs and other related costs of $28 million in Administrative expenses, $3 million in Cost of products sold, and $1 million in Marketing and selling expenses (aggregate impact of $40 million after tax, or $.13 per share) related to these initiatives.
(2)In the second quarter of fiscal 2022, the company recognized actuarial gains in Other expenses / (income) of $10 million ($8 million after tax, or $.03 per share). In the second quarter of fiscal 2021, the company recognized actuarial gains in Other expenses / (income) of $30 million ($23 million after tax, or $.08 per share). In the six-month period of fiscal 2022, the company recognized actuarial gains in Other expenses / (income) of $4 million ($3 million after tax, or $.01 per share). In the six-month period of fiscal 2021, the company recognized actuarial gains in Other expenses / (income) of $34 million ($26 million after tax, or $.09 per share). The actuarial gains related to the remeasurements of U.S. and Canadian pension plans. These interim remeasurements were each due to lump sum distributions that exceeded or are expected to exceed service and interest costs resulting in settlement accounting for the plans. For the year ended August 1, 2021, the company recognized actuarial gains on pension and postretirement plans in Other expenses / (income) of $203 million ($155 million after tax, or $.51 per share).
(3)In the second quarter of fiscal 2021, the company recognized gains in Cost of products sold of $11 million ($8 million after tax, or $.03 per share) associated with unrealized mark-to-market adjustments on outstanding undesignated commodity hedges. In the six-month period of fiscal 2022, the company recognized losses in Cost of products sold of $3 million ($2 million after tax, or $.01 per share) associated with unrealized mark-to-market adjustments on outstanding undesignated commodity hedges. In the six-month period of fiscal 2021, the company recognized gains in Cost of products sold of $17 million ($13 million after tax, or $.04 per share) associated with unrealized mark-to-market adjustments on outstanding undesignated commodity hedges. For the year ended August 1, 2021, the company recognized gains in Cost of products sold of $50 million ($38 million, or $.12 per share) associated with unrealized mark-to-market adjustments on outstanding undesignated commodity hedges.
(4)In the second quarter of fiscal 2021, the company recorded a $19 million ($.06 per share) deferred tax charge in connection with a legal entity reorganization as part of the continued integration of Snyder's-Lance, Inc.
(5)For the year ended August 1, 2021, the company recorded a loss in Other expenses / (income) of $11 million (and a gain of $3 million after tax, or $.01 per share) on the sale of its Plum baby food and snacks business.

The following tables reconcile financial information, presented in accordance with GAAP, to financial information excluding certain items:

	Three Months Ended
	January 30, 2022			January 31, 2021
(millions, except per share amounts)	As reported	Adjustments(a)	Adjusted	As reported	Adjustments(a)	Adjusted	Adjusted Percent Change
Gross margin	$669	$2	$671	$783	$(13)	$770	(13)%
Gross margin percentage	30.3%		30.4%	34.4%		33.8%	(340) pts

Administrative expenses	$147	$(3)	$144	$158	$(6)	$152	(5)%
Other expenses / (income)	$(19)	$10	$(9)	$(45)	$30	$(15)
Restructuring charges	$—	$—	$—	$18	$(18)	$—

Earnings before interest and taxes	$323	$(5)	$318	$401	$(19)	$382	(17)%
Interest, net	46	—	46	54	—	54	(15)%
Earnings before taxes	$277	$(5)	$272	$347	$(19)	$328
Taxes	65	(1)	64	102	(23)	79
Effective income tax rate	23.5%		23.5%	29.4%		24.1%	(60) pts
Earnings from continuing operations	$212	$(4)	$208	$245	$4	$249	(16)%
Earnings from discontinued operations	—	—	—	—	—	—
Net earnings attributable to Campbell Soup Company	$212	$(4)	$208	$245	$4	$249	(16)%
Diluted earnings per share - continuing operations attributable to Campbell Soup Company*	$.70	$(.01)	$.69	$.80	$.01	$.82	(16)%
Diluted earnings per share - discontinued operations	—	—	—	—	—	—
Diluted net earnings per share attributable to Campbell Soup Company*	$.70	$(.01)	$.69	$.80	$.01	$.82	(16)%
(a)See following tables for additional information.
*The sum of individual per share amounts may not add due to rounding.

	Three Months Ended
	January 30, 2022
(millions, except per share amounts)	Restructuring charges, implementation costs and other related costs (1)	Pension and postretirement adjustments (2)	Adjustments
Gross margin	$2	$—	$2
Administrative expenses	(3)	—	(3)
Other expenses / (income)	—	10	10
Earnings before interest and taxes	$5	$(10)	$(5)
Interest, net	—	—	—
Earnings before taxes	$5	$(10)	$(5)
Taxes	1	(2)	(1)
Earnings from continuing operations	$4	$(8)	$(4)
Earnings from discontinued operations	—	—	—
Net earnings attributable to Campbell Soup Company	$4	$(8)	$(4)
Diluted earnings per share - continuing operations attributable to Campbell Soup Company*	$.01	$(.03)	$(.01)
Diluted earnings per share - discontinued operations	—	—	—
Diluted net earnings per share attributable to Campbell Soup Company*	$.01	$(.03)	$(.01)
*The sum of individual per share amounts may not add due to rounding.

	Three Months Ended
	January 31, 2021
(millions, except per share amounts)	Restructuring charges, implementation costs and other related costs (1)	Pension and postretirement adjustments (2)	Commodity mark-to-market (3)	Deferred tax charge (4)	Adjustments
Gross margin	$(2)	$—	$(11)	$—	$(13)
Administrative expenses	(6)	—	—	—	(6)
Other expenses / (income)	—	30	—	—	30
Restructuring charges	(18)	—	—	—	(18)
Earnings before interest and taxes	$22	$(30)	$(11)	$—	$(19)
Interest, net	—	—	—	—	—
Earnings before taxes	$22	$(30)	$(11)	$—	$(19)
Taxes	6	(7)	(3)	(19)	(23)
Earnings from continuing operations	$16	$(23)	$(8)	$19	$4
Earnings from discontinued operations	—	—	—	—	—
Net earnings attributable to Campbell Soup Company	$16	$(23)	$(8)	$19	$4
Diluted earnings per share - continuing operations attributable to Campbell Soup Company*	$.05	$(.08)	$(.03)	$.06	$.01
Diluted earnings per share - discontinued operations	—	—	—	—	—
Diluted net earnings per share attributable to Campbell Soup Company*	$.05	$(.08)	$(.03)	$.06	$.01
*The sum of individual per share amounts may not add due to rounding.

	Six Months Ended
	January 30, 2022			January 31, 2021
(millions, except per share amounts)	As reported	Adjustments(a)	Adjusted	As reported	Adjustments(a)	Adjusted	Adjusted Percent Change
Gross margin	$1,391	$7	$1,398	$1,596	$(18)	$1,578	(11)%
Gross margin percentage	31.3%		31.5%	34.6%		34.2%	(270) pts

Administrative expenses	$303	$(5)	$298	$299	$(10)	$289	3%
Other expenses / (income)	$(20)	$4	$(16)	$(63)	$34	$(29)
Restructuring charges	$—	$—	$—	$19	$(19)	$—

Earnings before interest and taxes	$699	$8	$707	$862	$(23)	$839	(16)%
Interest, net	93	—	93	109	—	109	(15)%
Earnings before taxes	$606	$8	$614	$753	$(23)	$730
Taxes	133	2	135	199	(24)	175
Effective income tax rate	21.9%		22.0%	26.4%		24.0%	(200) pts
Earnings from continuing operations	$473	$6	$479	$554	$1	$555	(14)%
Earnings from discontinued operations	—	—	—	—	—	—
Net earnings attributable to Campbell Soup Company	$473	$6	$479	$554	$1	$555	(14)%
Diluted earnings per share - continuing operations attributable to Campbell Soup Company	$1.56	$.02	$1.58	$1.82	$—	$1.82	(13)%
Diluted earnings per share - discontinued operations	—	—	—	—	—	—
Diluted net earnings per share attributable to Campbell Soup Company	$1.56	$.02	$1.58	$1.82	$—	$1.82	(13)%
(a)See following tables for additional information.

	Six Months Ended
	January 30, 2022
(millions, except per share amounts)	Restructuring charges, implementation costs and other related costs (1)	Pension and postretirement adjustments (2)	Commodity mark-to-market (3)	Adjustments
Gross margin	$4	$—	$3	$7
Administrative expenses	(5)	—	—	(5)
Other expenses / (income)	—	4	—	4
Earnings before interest and taxes	$9	$(4)	$3	$8
Interest, net	—	—	—	—
Earnings before taxes	$9	$(4)	$3	$8
Taxes	2	(1)	1	2
Earnings from continuing operations	$7	$(3)	$2	$6
Earnings from discontinued operations	—	—	—	—
Net earnings attributable to Campbell Soup Company	$7	$(3)	$2	$6
Diluted earnings per share - continuing operations attributable to Campbell Soup Company	$.02	$(.01)	$.01	$.02
Diluted earnings per share - discontinued operations	—	—	—	—
Diluted net earnings per share attributable to Campbell Soup Company	$.02	$(.01)	$.01	$.02

	Six Months Ended
	January 31, 2021
(millions, except per share amounts)	Restructuring charges, implementation costs and other related costs (1)	Pension and postretirement adjustments (2)	Commodity mark-to-market (3)	Deferred tax charge (4)	Adjustments
Gross margin	$(1)	$—	$(17)	$—	$(18)
Administrative expenses	(10)	—	—	—	(10)
Other expenses / (income)	—	34	—	—	34
Restructuring charges	(19)	—	—	—	(19)
Earnings before interest and taxes	$28	$(34)	$(17)	$—	$(23)
Interest, net	—	—	—	—	—
Earnings before taxes	$28	$(34)	$(17)	$—	$(23)
Taxes	7	(8)	(4)	(19)	(24)
Earnings from continuing operations	$21	$(26)	$(13)	$19	$1
Earnings from discontinued operations	—	—	—	—	—
Net earnings attributable to Campbell Soup Company	$21	$(26)	$(13)	$19	$1
Diluted earnings per share - continuing operations attributable to Campbell Soup Company	$.07	$(.09)	$(.04)	$.06	$—
Diluted earnings per share - discontinued operations	—	—	—	—	—
Diluted net earnings per share attributable to Campbell Soup Company	$.07	$(.09)	$(.04)	$.06	$—

(millions, except per share amounts)	Year Ended August 1, 2021
Gross margin, as reported	$2,811
Add: Restructuring charges, implementation costs and other related costs (1)	3
Deduct: Commodity mark-to-market adjustments (3)	(50)
Adjusted Gross margin	$2,764
Adjusted Gross margin percentage	32.6%
Earnings before interest and taxes, as reported	$1,545
Add: Restructuring charges, implementation costs and other related costs (1)	53
Deduct: Pension and postretirement adjustments (2)	(203)
Deduct: Commodity mark-to-market adjustments (3)	(50)
Add: Divestiture (5)	11
Adjusted Earnings before interest and taxes	$1,356
Interest, net, as reported	$209
Adjusted Earnings before taxes	$1,147
Taxes on earnings, as reported	$328
Add: Tax benefit from restructuring charges, implementation costs and other related costs (1)	13
Deduct: Tax expense from pension and postretirement adjustments (2)	(48)
Deduct: Tax expense from commodity mark-to-market adjustments (3)	(12)
Deduct: Tax expense from deferred tax charge (4)	(19)
Add: Tax benefit from divestiture (5)	14
Adjusted Taxes on earnings	$276
Adjusted effective income tax rate	24.1%
Earnings from continuing operations, as reported	$1,008
Add: Net adjustment from restructuring charges, implementation costs and other related costs (1)	40
Deduct: Net adjustment from pension and postretirement adjustments (2)	(155)
Deduct: Net adjustment from commodity mark-to-market adjustments (3)	(38)
Add: Net adjustment from deferred tax charge (4)	19
Deduct: Net adjustment from divestiture (5)	(3)
Adjusted Earnings from continuing operations	$871
Loss from discontinued operations, as reported	$(6)
Adjusted Net earnings attributable to Campbell Soup Company	$865
Diluted earnings per share - continuing operations attributable to Campbell Soup Company, as reported	$3.30
Add: Net adjustment from restructuring charges, implementation costs and other related costs (1)	.13
Deduct: Net adjustment from pension and postretirement adjustments (2)	(.51)
Deduct: Net adjustment from commodity mark-to-market adjustments (3)	(.12)
Add: Net adjustment from deferred tax charge (4)	.06
Deduct: Net adjustment from divestiture (5)	(.01)
Adjusted Diluted earnings per share - continuing operations attributable to Campbell Soup Company*	$2.86
Diluted loss per share - discontinued operations, as reported	$(.02)
Diluted net earnings per share attributable to Campbell Soup Company, as reported*	$3.29
Add: Net adjustment from restructuring charges, implementation costs and other related costs (1)	.13
Deduct: Net adjustment from pension and postretirement adjustments (2)	(.51)
Deduct: Net adjustment from commodity mark-to-market adjustments (3)	(.12)
Add: Net adjustment from deferred tax charge (4)	.06
Deduct: Net adjustment from divestiture (5)	(.01)
Adjusted Diluted net earnings per share attributable to Campbell Soup Company	$2.84
*The sum of individual per share amounts may not add due to rounding.